UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2003

ScanSource, Inc.
(Exact Name of Registrant as Specified in Its Charter)

South Carolina	1-12842	57-0965380
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

6 Logue Court, Greenville, South Carolina 29615
(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

As previously announced on January 6, 2003, the Board of Directors approved a stock split payable on January 28, 2003 to shareholders of record as of January 17, 2003 in the form of a common stock dividend of one share of the Company’s common stock for each outstanding share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc

Date: January 29, 2003	By:	/s/ Jeffery A. Bryson
Name: Jeffery A. Bryson Its: Vice President